Exhibit 23.2

                      Consent of PricewaterhouseCoopers LLP



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated January 28, 2004 relating to the financial statements which appear in CNB Florida Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida
May 18, 2004